Exhibit 99.1

Nephros Reports Third Quarter 2007 Financial Results

NEW YORK, NY—November 13, 2007 - Nephros, Inc. (AMEX: NEP) announced today financial results for the three and nine month periods ended September 30, 2007.

“The third quarter of 2007 has been an exciting period for Nephros,” said Norman J. Barta, Chairman and CEO of Nephros.  “With our recent financing, the Company is now poised to execute the commercialization of our filtration products.

“We anticipate 2008 to be a transforming year for Nephros.  Upon successful completion of the U.S. clinical trial, Nephros plans to seek FDA approval to market both the OLpūr(TM) H2H(TM) Module and the OLpūr(TM) MD Hemodiafilter series in the U.S., with a product launch targeted for 2008.  We were pleased with the physician interest and enthusiasm during our product demonstrations at the recent American Society of Nephrology (ASN) Renal Week in San Francisco, CA.  It was clear these physicians understood the value our technologies can bring to both the patient and the clinic.

“While we progress with our leading-edge technologies for ESRD therapy, we are also placing our water ultrafiltration products on the fast track, moving forward with our marketing and sales in hospital, assisted living, and related domains and pursuing our military product development.”

On October 16, 2007, Nephros announced the initiation of its pivotal U.S. clinical trial for the OLpūr(TM) H2H(TM) Hemodiafiltration Module and OLpūr(TM) MD 220 Hemodiafilter.  Nephros believes that, upon approval, its mid-dilution HDF technology would be the first approved online HDF therapy in the U.S.

For the quarter ended September 30, 2007, Nephros reported net product revenues of $112,000, attributable to sales of its OLpūr(TM) MD190 and MD220 products in Europe, compared with $165,000 in the corresponding period of 2006, a decrease of 32%. The decrease is largely due to a few customers in the U.K. drawing down surplus inventory positions.

The Company's net loss was $1,462,000 or $(0.12) per basic and diluted common share for the third quarter of 2007 versus a net loss of $1,906,000 or $(0.15) per basic and diluted common share in the third quarter of 2006. The Company’s net loss was decreased in the current quarter primarily due to  the gain recorded on the exchange of notes which includes approximately the gain realized on debt extinguishment  and the impact of refunds received from New York State for Qualified Emerging Technology Credits.

Net product revenues for the nine months ended September 30, 2007 were $755,000 compared to $641,000 in the corresponding period of 2006, an increase of almost 18%. The Company’s net loss was $4,663,000 or $(0.38) per basic and diluted common share for the nine months ended September 30, 2007 compared with $5,758,000 or $(0.47) per basic and diluted common share for the corresponding period of 2006.

As of September 30, 2007, Nephros had cash, cash equivalents and short-term investments of $10,513,000.

About Nephros Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system is designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as “middle molecules.” These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company's patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With an initial focus on health care, the DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements include statements regarding the efficacy and intended use of the Company’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to satisfy its obligations when they become due and payable and meet its anticipated cash needs and may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange's continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards; (iv) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (v) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vii) HDF therapy may not be accepted in the United States and/or Nephros’ technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros’ products; (viii) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (ix) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (x) FDA approval relating to Nephros’ OLpūr HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets.  More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros’ Quarterly Reports filed with the SEC on Form 10-QSB for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007.  Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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CONTACTS:

Norman Barta, Nephros, Inc.

212 781-5113

Paul G. Henning, Cameron Associates

212 554-5462; phenning@cameronassoc.com

 NEPHROS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,513	$253
Short-term investments	4,000	2,800
Accounts receivable, less allowances of $7 and $48 as of September 30, 2007 and December 31, 2006, respectively	114	228
Inventory, net	560	512
Deferred costs	2,043
Prepaid expenses and other current assets	244	440

Total current assets	13,474	4,233

Property and equipment, net	694	911
Other assets	23	23
Total assets	$14,191	$5,167

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$392	$568
Accrued expenses	620	649
Accrued severance expense	137	94
Note payable - short-term portion	372	380
Total current liabilities	1,521	1,691
Long-term liabilities:
Convertible notes payable	17,216	5,205
Warrant payable – placement agent	1,047
Accrued interest-convertible notes	50	183
Note payable - long-term portion		184
Total liabilities	19,834	7,263

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $.001 par value; 5,000,000 shares authorized, none issued
Common stock, $.001 par value; 40,000,000 and 25,000,000 shares authorized and 12,317,992 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	12	12
Additional paid-in capital	54,185	53,135
Accumulated other comprehensive income	78	12
Accumulated deficit	(59,918)	(55,255)
Total stockholders' deficit	(5,643)	(2,096)
Total liabilities and stockholders' deficit	$14,191	$5,167

See accompanying notes to the unaudited condensed consolidated interim financial statements

NEPHROS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  (In thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net product revenues	$112	$165	$755	$641

Cost of goods sold	131	203	581	811

Gross margin (loss)	(19)	(38)	174	(170)

Operating expenses:
Research and development	298	545	1,102	1,444
Depreciation	86	64	253	224
Selling, general and administrative	1,408	1,256	3,697	3,966
Total operating expenses	1,792	1,865	5,052	5,634

Loss from operations	(1,811)	(1,903)	(4,878)	(5,804)
Other income (expense):
Interest income	2	116	35	164
Interest expense	(149)	(114)	(317)	(113)
Gain on exchange of debt	330	-	330	-
Other income (expense)	166	(5)	167	(5)

Net loss	$(1,462)	$(1,906)	$(4,663)	$(5,758)

Loss per common share - basic and diluted	$(0.12)	$(0.15)	$(0.38)	$(0.47)

Weighted average number of shares outstanding -basic and diluted	12,317,992	12,317,992	12,317,992	12,316,773

See accompanying notes to the unaudited condensed consolidated interim financial statements

NEPHROS, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)
	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:

Net loss	$(4,663)	$(5,758)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	253	224
Amortization of research and development costs	11
Loss on disposal of equipment	2	24
Amortization of debt discount	32	4
Loss on change in valuation of derivative liability	7
Stock-based compensation	265	454
Gain on exchange of debt	(330)

(Increase) decrease in operating assets:
Accounts receivable, net	124	(181)
Inventory, net	(11)	387
Deferred cost – insurance	(4)
Prepaid expenses and other current assets	197

Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(250)	(615)
Accrued severance expense	45	(335)
Accrued interest-convertible notes	277	103
Other liabilities	(192)
Net cash used in operating activities	(4,237)	(5,693)

Cash flows from investing activities:
Purchase of property and equipment	(2)	(33)
Purchase of short-term investments	(4,000)	(3,000)
Proceeds received from maturities of short-term investments	2,800	3,700
Net cash provided by (used in) investing activities	(1,202)	667

Cash flows from financing activities:
Proceeds from exercise of stock options		1
Deferred financing costs	(992)
Proceeds from private placement of convertible securities	12,677	5,207
Net cash provided by financing activities	11,685	5,208

Effect of exchange rates on cash	14	(5)

Net increase in cash and cash equivalents	6,260	177

Cash and cash equivalents, beginning of period	253	747
Cash and cash equivalents, end of period	$6,513	$924

Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$3	$32
Supplemental disclosure of noncash investing and financing activities
Convertible note issued on debt exchange	5,300
Fair value of warrants issued as placement agent fees	1,047
	$6,347	$-

See accompanying notes to the unaudited condensed consolidated interim financial statements